Merrill Lynch & Co., Inc.
                                                   95 Greene Street
                                                   Jersey City, New Jersey 07302

                                                   October 23, 2003

[LOGO] MERRILL LYNCH

OFICS Filer Support
SEC Operations Center
6432 General Green Way
Alexandria, Virginia 22312-2413

Attention: 1933 Act Filing Desk

Re: Registration Statement No. 333-105098

With reference to the above captioned Registration Statement and in compliance with Rule 424(b)(3) adopted under the Securities Act of 1933, as amended, we enclose herewith for filing, one copy, marked as required, one Prospectus Supplement and Prospectus supplement dated June 3, 2003 relating to Merrill Lynch & Co., Inc. CoreNotes(SM) to be used on and after this date. In addition, please reference that this note is not listed on any exchange.

                                       Very truly yours,

                                       /s/ Mark Youngclaus

                                       Mark Youngclaus
                                       Vice President

PROSPECTUS SUPPLEMENT                                        File No. 333-105098
(To Prospectus Supplement and Prospectus dated June 3, 2003)      Rule 424(b)(3)
Prospectus number:               2340

                            Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                                Fixed Rate Notes

Principal Amount:                $5,500,000

Issue Price:                     100.000%

CUSIP Number:                    59018YSD4

Interest Rate:                   2.93% per annum

Original Issue Date:             November 5, 2003

Stated Maturity Date:            November 6, 2006

Interest Payment Dates:          Each May 6th and November 6th, commencing on
                                 May 6, 2004, until maturity, subject to
                                 following business day convention.

Repayment at the Option
of the Holder:                   The Notes cannot be repaid prior to the Stated
                                 Maturity Date.

Redemption at the Option
of the Company:                  The Notes cannot be redeemed prior to the
                                 Stated Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                         JPMorgan Chase Bank

Dated:                           October 23, 2003